As filed with the Securities and Exchange Commission on June 26, 1997.
                                             Registration No. 333-22227.
----------------------------------------------------------------------------
         UNITED STATES SECURITIES & EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                         THE ACT OF 1933

                APPLIED INTELLIGENCE GROUP, INC.
     (Exact Name of Registrant as Specified in its Charter)

                    Oklahoma                                73-1247666
      (State or other jurisdiction of                     (I.R.S Employer
       incorporation or organization)                  Identification Number)

           13800 Benson Road
__________ Edmond, Oklahoma_____________                  _____73013_____
(Address of principal executive offices)                     (Zip Code)

        Applied Intelligence Group, Inc. Employee Stock Purchase Plan
                         (Full Title of the Plan)

                           Mr. Robert L. Barcum
                   President and Chief Executive Officer
                      Applied Intelligence Group, Inc.
                             13800 Benson Road
                          Edmond, Oklahoma  73013
                  (Name and Address of Agent For Service)

                              (405) 936-2300
       (Telephone Number, Including Area Code, of Agent For Service)

                                Copies To:
                         Mr. Michael E. Dunn, Esq.
                          Dunn Swan & Cunningham
                   2800 Oklahoma Tower, 210 Park Avenue
                    Oklahoma City, Oklahoma  73102-5604
                              (405) 235-8318

                    CALCULATION OF REGISTRATION FEE(1)
Title of        Amount to be   Proposed        Proposed          Amount of
Securities to   Registered     Maximum        Maximum           Registration
be Registered                  Offering       Aggregate         Fee (2)
                               Price Per      Offering
                               Share (1)      Price (1)

Common Stock
($.001 per
share par       100,000          $2.667         $266,700          $81
value)          shares

(1) Estimated solely for the purpose of determining the registration fee.

(2) Calculated pursuant to rule 457(h)(1) on the basis of 85% of the reported closing price of shares of the Common Stock on the Nasdaq SmallCap Market on June 17, 1997.

               Exhibit Index Appears on Page _6_.






                             PART II

     This Registration Statement relates to 100,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of Applied Intelligence Group, Inc. (the "Company" or the "Registrant"), being registered for use under the Applied Intelligence Group, Inc. Employee Stock Purchase Plan, adopted April 1, 1997. The Common Stock registered hereunder may be issued under the Plan upon exercise of options granted to employees under and pursuant to the Plan.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) the Prospectus, dated November 20, 1996, of the Registrant filed with the Central Regional Officer of the Commission pursuant to Rule 424(b) and in conjunction with the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as declared effective by the Commission on November 20, 1996;

     (b)  the Certificate of Incorporation contained as Exhibit
3.1 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (c) the Bylaws contained as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 14, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description; and

     (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Specifically incorporated by reference is Form 10-KSB for the year ending December 31, 1996 and Form 10-QSB for the quarter ending March 31, 1997.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (Class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.)


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1031 of the Oklahoma General Corporation Act permits and (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein) authorizes indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonable incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

     These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


ITEM 8.  EXHIBITS

4.3   Applied Intelligence Group, Inc. Employee Stock Purchase
Plan, adopted            April 1, 1997

5.1  Opinion of Dunn Swan & Cunningham

23.3  Consent of Independent Accountants

23.4  Consent of Dunn Swan & Cunningham

24.1 Power of Attorney


ITEM 9.  UNDERTAKINGS
        A.  The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

               (i)  to include any prospectus required by Section 10(a) (3)
                of the 1933 Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a) (1) (i) and 2 (a) (1)
(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the undersigned Company's annual report pursuant to
Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, Oklahoma, on this 26th day of June, 1997.


                                   APPLIED INTELLIGENCE GROUP, INC.


                                   BY:/S/ ROBERT L. BARCUM
                                        Robert L. Barcum
                                        President





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.



     SIGNATURES                   TITLE              DATE


/S/ ROBERT L. BARCUM          Chairman of the          June 26, 1997
Robert L. Barcum             Board of Directors


/S/ ROBERT N. BAKER           Vice President and       June 26, 1997
Robert N. Baker                   Director


/S/ RUSSELL L REINHARDT       Vice President and       June 26, 1997
Russell L. Reinhardt              Director


/S/ DAVID B. NORTH            Vice President           June 26, 1997
David B. North


/S/ JOHN M. DUCK              Vice President and       June 26, 1997
John M. Duck                     Chief Financial
                                 Officer

                        INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                  DESCRIPTION OF EXHIBIT

   4.3     Applied Intelligence Group, Inc. Stock Purchase
           Plan

   5.1     Opinion of Dunn Swan & Cunningham

  23.3     Consent of Independent Accountants

  23.4     Consent of Dunn Swan & Cunningham

  24.1     Power of Attorney

                                                  Exhibit 4.3












               APPLIED INTELLIGENCE GROUP, INC.

                  EMPLOYEE STOCK PURCHASE PLAN





















                 Effective Date:  April 1, 1997

 APPLIED INTELLIGENCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

                                Table of Contents
ARTICLE I                                                       1
 I.1 Name of Plan                                               1
 I.2 Purpose                                                    1
ARTICLE II                                                      1
 II.1 Definitions                                               1
 II.2 Construction                                              4
ARTICLE III                                                     4
 III.1 Stock Purchase Accounts                                  4
 III.2 Participant's Contributions                              4
 III.3 Continued Participation; Voluntary Withdrawal from Plan  4
 III.4 Withdrawal by Terminating Participant                    5
 III.5 Reparticipation                                          5
 III.6 Interest Accrual                                         5
ARTICLE IV                                                      5
 IV.1 Exercise                                                  5
 IV.2 Amount of Shares of Stock                                 5
 IV.3 Distribution                                              6
 IV.4 Fractional Shares                                         6
 IV.5 Issuance of Shares                                        6
 ARTICLE V                                                      6
 V.1 Maximum Number of Shares Available to Participants         6
 V.2 Maximum Authorized Shares                                  6
 V.3 Termination of Offering for the Second and Subsequent
 Purchase Periods                                               6
ARTICLE VI                                                      7
 VI.1 Appointment of Committee                                  7
 VI.2 Committee Powers and Duties                               7
 VI.3 Committee to Make Rules and Interpret Plan                7
ARTICLE VII                                                     7
ARTICLE VIII                                                    7
 VIII.1 Stock Adjustments                                       7
 VIII.2 Effect of Certain Transactions                          8
 VIII.3 Stockholder Approval                                    8
ARTICLE IX                                                      8
 IX.1 Notices                                                   8
 IX.2 Application of the Funds                                  8
 IX.3 Repurchase of Stock                                       8
 IX.4 Alternate Contribution Methods                            8
 IX.5 Nonassignability                                          8
 IX.6 Government Regulation                                     9
 IX.7 Effective Date of Plan                                    9
 IX.8 Termination of Plan                                       9
 IX.9 No Obligations to Exercise Stock Option                   9
 IX.10 Right to Continued Employment                            9
 IX.11 Reliance on Reports                                      9
 IX.12 Applicable Law                                           9
 IX.13 Construction                                             9

                           ARTICLE I

                    NAME AND PURPOSE OF PLAN

           I.1 Name of Plan. This Plan shall be known as: Applied Intelligence Group, Inc. Employee Stock Purchase Plan.

           I.2 Purpose. The Applied Intelligence Group, Inc. Employee Stock Purchase Plan, by offering Employees the opportunity to purchase the Company's Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Employees may only be granted Stock Options to purchase Stock. Except as otherwise provided in the Plan, by reason of their employment relationship with the Company and/or the Employer, all Employees of all Employers will be eligible to participate in the Plan.

                           ARTICLE II

                          DEFINITIONS

           II.1 Definitions. Where the following capitalized words and phrases appear in either a singular or plural form in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

               (a)  Account and Account Balance:

                          (i)   The  word "Account" shall mean  the
               record established and maintained to record the interest in the Plan of each Participant in accordance with Article III.

                          (ii)  The  words "Account Balance"  shall
               mean   the   credited   balance   standing   in    a
               Participant's Account from time to time.

                (b) Board: The word "Board" shall mean the Board of Directors of the Company.

                (c) Code: The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (d) Committee: The word "Committee" shall mean the Compensation Committee of the Board referred to in
          Article VI.

               (e) Company: The word "Company" shall mean Applied Intelligence Group, Inc., an Oklahoma corporation.

                (f) Employee: The word "Employee" shall mean any person employed by the Employer on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Employer.

                (g) Employer: The word "Employer" shall mean the Company and any Subsidiary of the Company.

               (h) Exercise Date: The words "Exercise Date" shall mean the last day of each calendar quarter during which the Plan is in existence, being June 30, 1997, September 30, 1997, December 31, 1997, March 31, 1998, June 30,
          1998,  September 30, 1998, December 31, 1998,  March  31,
          1999,  June  30, 1999, September 30, 1999,  December  31,
          1999,  March 31, 2000, June 30, 2000, September 30, 2000,
          December  31,  2000,  March  31,  2001,  June  30,  2001,
          September  30,  2001, December 31, 2001,  and  March  31,
          2002.

                (i) Fair Market Value: The words "Fair Market Value" shall mean (A) during such time as the Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Stock on such stock exchange or exchanges or the NASDAQ/ National Market System on the day for which such value is to be determined, or if no sale of the Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Stock or (B) during any such time as the Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

               (j) Granting Date: The words "Granting Date" shall mean the beginning of each applicable Purchase Period, being April 1, 1997, July 1, 1997, October 1, 1997, January 1, 1998, April 1, 1998, July 1, 1998, October 1, 1998, January 1, 1999, April 1, 1999, July 1, 1999,
          October 1, 1999, January 1, 2000, April 1, 2000, July 1, 2000, October 1, 2000, January 1, 2001, April 1, 2001,
          July 1, 2001, October 1, 2001, and January 1, 2002.

               (k) Option Agreement: The words "Option Agreement" shall mean an agreement to be executed by the Participant and the Company, which shall comply with the terms of the Plan and shall be in such form as the Committee agrees upon from time to time.

                (l) Option Price: The words "Option Price" shall mean the price which shall be paid by the Participant from his Account for any Stock purchased on an applicable Exercise Date pursuant to any Stock Option granted to such Participant; provided, such option price shall be the lesser of:

                         (i) 85% of the per share Fair Market Value
               on   the   Granting  Date  of  the  Purchase  Period
               applicable to such Participant: or

                          (ii)  85%  of the per share  Fair  Market
               Value on the Exercise Date of the Purchase Period applicable to such Participant.

          Provided, in no event shall the Option Price per share be less than the par value of the Stock.

               (m) Participant: The word "Participant" shall mean an Employee (i) who executes with the Company an Option Agreement on or prior to a Granting Date, (ii) who on such Granting Date has been continuously employed by the Employer for at least six months, and (iii) whose customary employment is more than 20 hours per week and more than five months in any calendar year. Provided, for purposes of calculating the foregoing six month service requirement for an Employee, all employment service with the Company and its Subsidiaries will be recognized. The word "Participant" shall also include the legal representative of a deceased Participant, and a Participant who, within one month prior to the end of the applicable Purchase Period for which he is a Participant, terminates his employment with the Employer on account of
          (i) retirement on or after age 55, (ii) retirement because of disability, (iii) lay off by the Employer, or
          (iv) an authorized leave of absence granted by the Employer. "Disability" for purposes of this Subsection
          (m) shall mean a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Employer. A determination that disability exists shall be based upon independent medical evidence satisfactory to the Committee. In the event that any Employer ceases to be a Subsidiary of the Company, the Employees of such Employer will be deemed to have terminated employment as of such date.

                (n) Plan: The word "Plan" shall mean this Applied Intelligence Group, Inc. Employee Stock Purchase Plan, and any amendments thereto.

                (o) Purchase Period: The words "Purchase Period" shall mean any calendar quarter of each year during which the Plan is in existence, as follows:


                         (i) "First Purchase Period"--April 1, 1997
               through June 30, 1997.

                          (ii)  "Second  Purchase Period"--July  1,
               1997 through September 30, 1997.

                          (iii) "Third Purchase Period"--October 1,
               1997 through December 31, 1997.

                          (iv) "Fourth Purchase Period"--January 1,
               1998 through March 31, 1998.

                         (v) "Fifth Purchase Period"--April 1, 1998
               through June 30, 1998.

                         (vi) "Sixth Purchase Period"--July 1, 1998
               through September 30, 1998.

                          (vii)  "Seventh Purchase Period"--October
               1, 1998 through December 31, 1998.

                          (viii)  "Eighth Purchase Period"--January
               1, 1999 through March 31, 1999.

                          (ix)  "Ninth  Purchase Period"--April  1,
               1999 through June 30, 1999.

                          (x) "Tenth Purchase Period"--July 1, 1999
               through September 30, 1999.

                          (xi)  "Eleventh Purchase Period"--October
               1, 1999 through December 31, 1999.

                          (xii)  "Twelfth Purchase Period"--January
               1, 2000 through March 31, 2000.

                         (xiii) "Thirteenth Purchase Period"--April
               1, 2000 through June 30, 2000.

                          (xiv)  "Fourteenth Purchase Period"--July
               1, 2000 through September 30, 2000.

                          (xv) "Fifteenth Purchase Period"--October
               1, 2000 through December 31, 2000.

                         (xvi) "Sixteenth Purchase Period"--January
               1, 2001 through March 31, 2001.

                          (xvii)  "Seventeenth  Purchase  Period"--
               April 1, 2001 through June 30, 2001.

                         (xviii) "Eighteenth Purchase Period"--July
               1, 2001 through September 30, 2001.

                           (xix)   "Nineteenth  Purchase  Period"--
               October 1, 2001 through December 31, 2001.

                          (xx) "Twentieth Purchase Period"--January
               1, 2002 through March 31, 2002.



                (p) Stock: The word "Stock" shall mean the common stock of the Company, par value $.001 per share, authorized for issuance pursuant to the terms of the Plan, subject to Article VIII of the Plan.

                (q) Stock Option: The words "Stock Option" shall mean the right of a Participant on an applicable Exercise Date to purchase the number of whole shares of Stock as provided in Article IV.

                (r) Subsidiary: The word "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in Section 424 of the Code.

                  (s) Terminating Participant: The words "Terminating Participant" shall mean a Participant who terminates his employment for reasons other than those set forth in Subsection 2.1(m).

          II.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.


                          ARTICLE III

            FUNDING AND EARLY WITHDRAWAL OF ACCOUNTS

           III.1 Stock Purchase Accounts. As of the applicable Granting Date, there shall be established and maintained under the Plan in the name of each Participant (who is a Participant with respect to the Purchase Period pertaining to such Granting Date) an Account which shall be debited and credited in accordance with the following Sections of this Article III.

           III.2 Participant's Contributions. By becoming a Participant, authorization shall be deemed to be automatically given by the Participant for his periodic contributions which shall be credited to his Account. Prior to the applicable Granting Date, the Participant shall elect in his Option Agreement filed with the Committee the dollar amount of equal periodic contributions which shall be withheld by the Employer by payroll deduction from the Participant's compensation on each payroll payment date. Such dollar amount shall not exceed $20 per payroll payment date
("Contribution Rate"); provided, an election, once made with respect to any Purchase Period cannot be changed after commencement of the Purchase Period; and provided further, a Participant may elect to change his Contribution Rate for succeeding Purchase Periods by notifying the Committee within 10 days of any succeeding Granting Date. If a Participant receives a "hardship withdrawal" from a cash or deferred arrangement established by the Employer under Section 401(k) of the Code, he shall be prohibited from making contributions to his Account under this Plan for a period of 12 months after receipt of such hardship distribution. If a Participant's number of payroll payment dates thereafter shall be changed, appropriate adjustment shall be made so that equal periodic contributions shall be made.

           III.3 Continued Participation; Voluntary Withdrawal from Plan. Once a Participant elects to participate in the Plan, he shall thereafter remain as a Participant until expiration or termination of the Plan, unless he otherwise withdraws from, or otherwise becomes ineligible to participate in the Plan. A legal representative of a deceased Participant and a Participant who terminates employment for any reasons specified in Subsection 2.1(m) within one month prior to the end of the applicable Purchase Period will continue to be a Participant in the Plan until the next succeeding Exercise Date unless such Participant or his representative (in the event of the Participant's death) elects to withdraw from the Plan pursuant to this Section 3.3. A Participant may withdraw from the Plan at any time by filing a written notice with the Committee of withdrawal prior to the next applicable Exercise Date. Upon a Participant's withdrawal, his entire Account Balance, if any, on the date of withdrawal shall be refunded to him.

           III.4 Withdrawal by Terminating Participant. A Terminating Participant shall be deemed to have made an election to withdraw from the Plan on the date his employment terminates. Upon such withdrawal, his entire Account Balance, if any, on the date of withdrawal, shall be refunded to him.

           III.5 Reparticipation. A Participant who withdraws under Section 3.3 within any Purchase Period shall not be eligible to reenter the Plan with respect to the same Purchase Period; provided, a Participant who withdraws from the Plan under Section
3.3 prior to the end of any Purchase Period shall not be precluded from becoming a Participant with respect to any succeeding Purchase Period if he has satisfied the eligibility requirements of the Plan.

           III.6 Interest Accrual. With respect to the refund or distribution of an Account Balance under either of Sections 3.3 or 3.4, no interest shall be paid or payable. If the Plan is terminated under either of Sections 8.2 or 9.8, the refund of an
Account Balance shall be with interest at a per annum rate of 5% and shall be computed upon the average balance in such Participant's Account for the period of time following the Granting Date applicable to such Participant and ending on the day of the withdrawal or distribution.


                           ARTICLE IV

                    EXERCISE OF STOCK OPTION

           IV.1 Exercise. If a Participant has not made an earlier election to withdraw pursuant to either of Sections 3.3 or 3.4, he shall be deemed to have elected to exercise his Stock Option as of each Exercise Date with respect to the applicable Purchase Period.

          IV.2 Amount of Shares of Stock.

                (a) Subject to the Subsection (b) following, the whole number of shares of Stock to which a Participant shall be entitled ("Total Stock Entitlement") upon the applicable Exercise Date shall be determined under the following formula:

               Account Balance = Total Stock Entitlement
               Option Price

          Provided,  the  Account  Balance  for  purposes  of  this
          Section 4.2 shall be determined without crediting any interest thereon.

                (b) The Total Stock Entitlement computed for each Participant shall be reduced to the extent that any of the following Subsections shall apply:

                          (i)  No Participant shall be entitled  to
               participate in the Plan to a greater extent than that permitted under Section 423(b)(3) of the Code. Thus, no Employee may be granted a Stock Option if such Employee, immediately after the Stock Option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any Subsidiary (if applicable). For purposes of this Subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the Employee may purchase under all outstanding stock options shall be treated as stock owned by the Employee.

                          (ii) No Participant shall be entitled  to
               participate in the Plan to a greater extent than that permitted under Section 423(b)(8) of the Code. Thus, no Employee may be granted a Stock Option which permits his rights to purchase stock under all such "employee stock ownership plans" of the Company and its parent or any Subsidiary (if applicable) intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Stock Option is granted) for each calendar year in which such Stock Option is outstanding at any time. For purposes of this Subsection, (1) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (2) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such stock option is granted) for any one calendar year; and (3) a right to purchase stock which has accrued under one option granted pursuant to any such plan may not be carried over to any other such stock option.

            IV.3 Distribution. A Participant's Total Stock Entitlement as determined under Section 4.2 shall be distributed to him pursuant to Section 4.5 together with any cash which is not applied toward the purchase of whole shares of Stock. No interest shall be payable upon such refunded Account Balance.

           IV.4 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Participant promptly following the termination of all Purchase Periods, without interest.

           IV.5 Issuance of Shares. The shares of Stock purchased by a Participant on the applicable Exercise Date shall for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

                           ARTICLE V

               MAXIMUM SHARES OF STOCK AVAILABLE

           V.1 Maximum Number of Shares Available to Participants. If on the Exercise Date of any Purchase Period the Total Stock
Entitlement for all Participants, determined under Section 4.2 hereof exceeds the number of shares of Stock available for issuance under the Plan, there shall be a proportionate reduction for the ensuing applicable Purchase Period of each Participant's Total
Stock Entitlement in order to eliminate such excess. Notwithstanding any provision herein to the contrary, the maximum number of shares a Participant will be allowed to purchase during any Purchase Period is 50 shares of Stock.

           V.2 Maximum Authorized Shares. Subject to adjustment under Article VIII, the maximum number of shares of Stock which may be issued under the Plan shall not in the aggregate exceed 100,000 shares of Stock whether it be authorized but unissued shares of Stock or treasury shares of Stock.

            V.3 Termination of Offering for the Second and Subsequent Purchase Periods. If in the opinion of the Committee, there is insufficient Stock available for Stock Options at any Granting Date after the October 1, 1997 Granting Date, the Committee may terminate the offering contemplated for any or all succeeding Purchase Periods.

                           ARTICLE VI

                         ADMINISTRATION

           VI.1 Appointment of Committee. The Plan shall be administered by the Committee appointed by the Board and consisting of not less than two members from the Board. The members of the Committee shall serve at the pleasure of the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights including stock appreciation rights.


           VI.2  Committee Powers and Duties.  The Committee  shall
have   all   the  powers  and  authorities  which  are   reasonably
appropriate and necessary to discharge its duties under the Plan.

           VI.3 Committee to Make Rules and Interpret Plan. The Committee, in its sole discretion, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise rules and regulations with respect to the administration of the Plan and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

                          ARTICLE VII

                     AMENDMENT OF THE PLAN

           The Board may at any time, or from time to time, amend the Plan in any respect consistent with Sections 421 and 423 of the Code, except that, without approval of the stockholders, no amendment shall (i) increase the maximum number of shares reserved under the Plan other than as provided in Article VIII, or (ii) make the Plan available to any person who is not a Participant.

                          ARTICLE VIII

      RECAPITALIZATION AND EFFECT OF CERTAIN TRANSACTIONS

          VIII.1 Stock Adjustments. In the event that the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 5.2 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Stock Options under the Plan, the number and kind of shares of stock  or  other  securities into which each outstanding  share  of
Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, in no such event will such adjustment result in a modification of any
Stock Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or any stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Stock Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Stock available under the Plan or to which any Stock Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Stock available under the Plan or to which a Stock Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 8.1 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this
Section 8.1 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Stock relating to any Stock Option immediately prior to exercise of such Stock Option.

            No  fractional  shares  of  Stock  or  units  of  other
securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. Any adjustments under this Section 8.1 shall be made according to the sole discretion of the Company, and its decision shall be binding and conclusive.

          VIII.2 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option hereunder shall pertain to and apply to the shares of stock of the Company, but a dissolution or liquidation of the Company or merger or consolidation in which the Company is not the surviving or the resulting corporation shall cause the Plan and any Stock Option hereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the Account Balance of each Participant shall be refunded to him. Provided, that for the purpose of this Section 8.2, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause a termination.

           VIII.3 Stockholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event stockholder approval is not obtained within such twelve-month period, the Plan and all such Stock Options and such Stock shall be void.

                           ARTICLE IX

                         MISCELLANEOUS

           IX.1  Notices.   Any  notice which a  Participant  files
pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective when received by the Committee.

          IX.2 Application of the Funds. All funds received by the Company under the Plan may be used for any corporate purpose.

           IX.3 Repurchase of Stock. The Company shall not be required to repurchase from any Participant shares of Stock which he acquired under the Plan.

           IX.4 Alternate Contribution Methods. If authorized payroll deductions of a Participant's periodic contributions under
Section 3.2 are not permitted by reason of the provisions of any law applicable to an Employer, the Committee shall adopt an appropriate alternative method under which affected Participants may make payment for shares of Stock purchased hereunder which would otherwise have been made pursuant to Section 3.2.

           IX.5 Nonassignability. Stock Options are exercisable only by the Participant during his lifetime, or by his estate or the person who acquires the right to exercise such Stock Option upon his death by bequest or inheritance, and are not transferable by him other than by will or the laws of descent and distribution. No Stock Option shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Stock Option contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Stock Option involved in such attempt.

           IX.6 Government Regulation. The Company's obligation to sell and deliver the Stock under the Plan is at all times subject to any and all approvals, rules and regulations of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

           IX.7 Effective Date of Plan. The Plan shall become effective on April 1, 1997, if within twelve months after that date the Plan has been approved by the holders of a majority of the common stock of the Company present, or represented, and entitled to vote at a meeting called for such purposes.

           IX.8 Termination of Plan. The Plan shall continue in effect through March 31, 2002, unless terminated pursuant to
Section 8.2 or by the Board, which shall have the right to terminate the Plan at any time. Upon the termination of the Plan pursuant to this Section 9.8 or Section 8.2, the Account Balance of each Participant shall be refunded to the Participant.

           IX.9  No  Obligations  to Exercise  Stock  Option.   The
granting of a Stock Option shall impose no obligation upon the Participant to exercise his Stock Option.

           IX.10 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Employer. The Employer reserves the right to terminate any Participant at any time.

           IX.11 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          IX.12 Applicable Law. This Plan shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

           IX.13 Construction. It is intended that this Plan shall qualify in accordance with Sections 421 and 423 of the Code, and the provisions of this Plan shall be interpreted and applied in a manner consistent with such intent.
Pursuant to the terms of the Plan and the applicable provisions of the Code, all Participants in the Plan will have the same rights and privileges and all such Participants will be treated in an equal, uniform and nondiscriminatory manner.

                                                        EXHIBIT 5.1


                      DUNN SWAN & CUNNINGHAM
                 Attorneys and Counsellors At Law
                        2800 Oklahoma Tower
                          210 Park Avenue
                           (405)235-8318
                      Facsimile (405)235-9605

                           June 26, 1997


Board of Directors
Applied Intelligence Group, Inc.
13800 Benson Road
Edmond, Oklahoma 73013-6417


Gentlemen:

      We have acted as counsel to Applied Intelligence Group, Inc., an Oklahoma corporation (the "Company"), in conjunction with the offering of an aggregate of 100,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares") to be issued upon exercise of stock options granted under the Applied Intelligence Group, Inc. 1997 Employee Stock Purchase Plan (the "Plan").

     The offering of the Securities is more fully described in that certain Registration Statement on Form S-8 (No. 333-22227), filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

     For purposes of this opinion, we have made such investigations as we deem necessary or appropriate and have reviewed and considered among other certificates, documents and materials the following:

     (a) The Certificate of Transcript, dated November 25, 1996, issued by the Secretary of State of the State of Oklahoma certifying that the copy of Certificate of Incorporation of the Company attached thereto is a full, true and correct copy;

     (b) The Certificate of Good Standing, dated November 25, 1996, issued by the Secretary of State of the State of Oklahoma certifying that the Company is duly organized and existing under and by virtue of the Law of the State of Oklahoma and is in good standing according to the records of its office;

     (c) A copy of the Bylaws, as amended and restated, of the Company as certified by the Secretary of the Company;

     (d) A copy of the resolutions adopted by the Board of Directors of the Company on February 18, 1997 and February 24, 1997, as certified by the Secretary of the Company;

     (e)  The manually signed Registration Statement;

     (f)  Form  of  certificate of the Common Stock of the Company;
          and

     (g) The Certificate of Officers and Directors of Applied Intelligence Group, Inc. dated February 19, 1997.

      In conducting our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified copies. Based upon our examination and consideration of the foregoing and upon our examination and consideration of such other documents, certificates, records, matters and things as we have deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

                1.The Company is duly organized and existing under the laws of the State of Oklahoma;

                2.All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment;

                3.The 100,000 shares of Common Stock to be issued upon exercise of stock options granted pursuant to the Plan, upon issuance and delivery against payment therefor in accordance with the terms and conditions of the stock options, will be legally issued, fully paid and not liable for further call or assessment;

      In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers and directors of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto.

                                   Very truly yours,

                                   DUNN SWAN & CUNNINGHAM

                                                       Exhibit 23.3



                CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Shareholders
Applied Intelligence Group, Inc.


We consent to the incorporation by reference in the registration statement of Applied Intelligence Group, Inc. on Form S-8 (File No. 333-22227) of our report dated March 7, 1997, on our audits of the financial statements of Applied Intelligence Group, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.



                              COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
June 26, 1997

                                                       Exhibit 23.4

                 CONSENT OF DUNN SWAN & CUNNINGHAM



Board of Directors and Shareholders
Applied Intelligence Group, Inc.

     Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in connection with the opinion of counsel provided and included as an exhibit to this Registration
Statement.


/s/DUNN SWAN &CUNNINGHAM

Oklahoma City, Oklahoma
  June 26, 1997

                                                       Exhibit 24.1

                         POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of Robert L. Barcum, Russell L. Reinhardt, and David B. North constitutes and appoints Robert N. Baker and John M. Duck, and each of them, his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                        /s/ROBERT L. BARCUM
Dated June 26, 1997                     ________________________
                                        Robert L. Barcum



                                        /s/RUSSELL L. REINHARDT
                                        _______________________
                                        Russell L. Reinhardt


                                        /s/DAVID B. NORTH
                                        ________________________
                                        David B. North